UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

DUNKIN’ BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)

130 Royall Street

Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 737-3000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 7, 2012, Dunkin’ Brands Group, Inc. (the “Company”) announced that it has appointed Giorgio Minardi as its new President, International, effective February 13, 2012.

Mr. Minardi, 49, previously served as Managing Director, Europe and the Middle East, for Autogrill Corporation, an international food, beverage, and retail company. Mr. Minardi has also held senior positions at McDonald’s Corporation and Burger King Corporation.

The Company entered into an employment letter with Mr. Minardi in connection with his appointment as President, International of Dunkin’ Brands describing the terms of his employment. The employment letter provides that Mr. Minardi will receive an initial base salary of $450,000. Mr. Minardi will be eligible to receive an annual incentive bonus with a target value of 50% of his base salary under the terms and conditions of the Company’s Short-Term Incentive. Subject to the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Minardi will also receive an option to purchase 200,000 shares of the Company’s common stock, subject to the terms of the award agreement. In addition, Mr. Minardi will receive relocation assistance from the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Dunkin’ Brands Group, Inc. dated February 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Nigel Travis
Nigel Travis
Chief Executive Officer

Date: February 7, 2012

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of Dunkin’ Brands Group, Inc. dated February 7, 2012.